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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000 relating to the financial statements, which report appears in the 1999 Annual Report to Shareholders of Park Meridian Bank, which is incorporated by reference in Park Meridian Bank's Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Raleigh, North Carolina
August 8, 2000